Exhibit 10.22

SECOND AMENDED AND RESTATED PLACEMENT WARRANT PURCHASE AGREEMENT

SECOND AMENDED AND RESTATED PLACEMENT WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of this 5th day of December, 2006, among Transforma Acquisition Group Inc., a Delaware corporation (the “Company”), and the purchasers listed on Exhibit A attached hereto and incorporated herein by reference (each, a “Purchaser,” and, collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers entered into a Placement Warrant Purchase Agreement on September 8, 2006;

WHEREAS, the Company and the Purchasers entered into an Amended and Restated Placement Warrant Purchase Agreement on October 30, 2006 (the “Amended Placement Purchase Agreement”);

WHEREAS, the Company intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of up to 18,750,000 units (and 2,812,500 additional units subject to the underwriters’ over-allotment option), each unit consisting of one share of the Company’s common stock, $.0001 par value (the “Common Stock”), and (ii) one warrant, each warrant to purchase one share of Common Stock at an exercise price of $5.50 per share;

WHEREAS, the Company desires to sell to the Purchasers, in a private placement, an aggregate of 3,750,000 warrants (the “Warrants”) substantially identical to the warrants being issued in the IPO pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Warrants (i) can be exercised on a cashless basis so long as they are held by the original purchasers, members of their immediate families or their controlled affiliates, and (ii) may not be sold or transferred, except in limited circumstances, until after the consummation of the Company’s Business Combination (as defined below);

WHEREAS, the Warrants shall be governed by the Warrant Agreement filed as an exhibit to the Registration Statement;

WHEREAS, the Purchasers are entitled to registration rights with respect to the Warrants and the Common Stock underlying the Warrants on the terms set forth in this Agreement; and

WHEREAS, the Company and the Purchasers desire to amend and restate the Amended Placement Purchase Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Purchase of Warrants. Each Purchaser agrees, severally and not jointly, to purchase from the Company, and the Company agrees to sell to such Purchaser, at a purchase price of $1.00 per Warrant (the “Purchase Price”), that number of Warrants set forth opposite such Purchaser’s name on Exhibit A. The Company and the Purchasers agree and acknowledge that the sale by the Company, and the purchase and receipt by the Purchasers, of the Warrants pursuant to this Agreement will equal (a) an aggregate issuance of 3,750,000 Warrants, and (b) an aggregate Purchase Price of $3,750,000.

2. Closing. The closing of the purchase and sale of the Warrants (the “Closing”) will take place at such time and place as the parties may agree, but in no event later than the date on which the SEC declares the Registration Statement effective (the “Closing Date”). On the Closing Date, the Purchasers shall pay the Purchase Price by wire transfer of funds to an account maintained by the Company. Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement. The certificates for the Warrants shall be delivered to the Purchasers promptly after the closing of the IPO.

3. Lock-Up Agreement.

3.1 At or prior to the Closing, each Purchaser shall enter into a lock-up agreement with the Company’s IPO underwriters, Banc of America Securities LLC and CRT Capital Group LLC, pursuant to which such Purchaser shall agree to not to sell such Purchaser’s Warrants until after the consummation of the Company’s Business Combination (the “Lock-Up Period”). For purposes of this Agreement, “Business Combination” shall mean the Company’s initial acquisition of one or more assets or control of one or more operating businesses in the technology, media or telecommunications industries through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination which will require that a majority of the Company’s shares of common stock voted by the Company’s public stockholders (as described in the Registration Statement) are voted in favor of the acquisition and less than 40% of the Company’s public stockholders both vote against the proposed acquisition and exercise their conversion rights (as described in the Registration Statement).

3.2 Notwithstanding Section 3.1 above, during the Lock-Up Period, each Purchaser shall nevertheless have the right to transfer such Purchaser’s Warrants and the shares issuable upon the exercise of such Purchaser’s Warrants (a) to a member of such Purchaser’s immediate family, an affiliate of such Purchaser or to a charitable organization, (b) to a trust, the beneficiary of which is a member of such Purchaser’s immediate family, (c) by virtue of the laws of descent and distribution upon death of such Purchaser, (d) to other officers and/or directors of the Company, (e) pursuant to a qualified domestic relations order, or (f) in the event of the Company’s dissolution prior to the Business Combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company consummating a Business Combination; provided, however, that, in connection with each proposed transfer, no such transfer shall be effective unless and until the transferee has agreed in writing: (i) to be subject to the transfer restrictions set forth in this Section 3, (ii) to waive such transferee’s right to participate in any liquidation distribution with respect to all shares owned by the transferring Purchaser prior to the IPO (but not shares acquired in the IPO or in the secondary market) if the Company fails to consummate a Business Combination, (iii) to waive such transferee’s right to conversion in connection with the Company’s Business Combination, (iv) to vote with respect to all shares owned by the transferring Purchaser prior to the IPO (but not shares acquired in the IPO or in the secondary market) with the majority of public stockholders who vote in connection with the Company’s Business Combination, and (v) to vote in favor of the Company’s dissolution if a Business Combination has not been completed within the required time limit.

4. Representations and Warranties of each Purchaser. Each Purchaser hereby represents and warrants to the Company that:

4.1 Such Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

4.2 The Warrants (and the shares issuable upon exercise thereof) are being acquired for such Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

4.3 Such Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

4.4 Such Purchaser acknowledges that the Warrants (and the shares issuable upon exercise thereof) will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

5. Registration Rights Agreement. At or prior to the Closing, the Company and the Purchasers shall enter into a mutually satisfactory registration rights agreement having the terms described in the Registration Statement.

6. Waiver of Claims; Indemnification. Each Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company or Banc of America Securities LLC or CRT Capital Group LLC with respect to such Purchaser’s purchase of the Warrants, and such Purchaser agrees to indemnify and hold the Company, Banc of America Securities LLC and CRT Capital Group LLC harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company or Banc of America Securities LLC or CRT Capital Group LLC by any of such Purchaser’s transferees, heirs, successors, assigns or any subsequent holders of the Warrants or underlying securities.

7. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

8. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, provided, however, that each Purchaser shall not have the right to assign any of its rights hereunder to purchase Warrants to any other person.

10. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided that Banc of America Securities LLC and CRT Capital Group LLC shall be third party beneficiaries of this Agreement.

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IN WITNESS WHEREOF, the Purchasers have executed this Second Amended and Restated Placement Warrant Purchase Agreement as of the date first written above.

COMPANY:

TRANSFORMA ACQUISITION GROUP INC. a Delaware Corporation

By:	/s/ Larry J. Lenhart
Name:	Larry Lenhart
Title:	President and Chief Executive Officer

PURCHASERS:

/s/ Larry J. Lenhart
Larry J. Lenhart

/s/ Samuel L. Schwerin
Samuel L. Schwerin

/s/ Daniel L. Burstein
Daniel L. Burstein

/s/ Jon Lambert
Jon Lambert

Ashanti Capital Partners, LLC

By:	/s/ John Sculley
Name:	John Sculley
Title:	Managing Member

/s/ Gordon E. Eubanks, Jr.
Gordon E. Eubanks, Jr.

/s/ Dale Kutnick
Dale Kutnick

S&B Investment Management Group, LLC

By:	/s/ Samuel L. Schwerin
Name:	Samuel L. Schwerin
Title:	Managing Member

/s/ Edward Fenster
Edward Fenster

Exhibit A

Purchasers; Number of Warrants; Aggregate Purchase Price

Purchasers	Number of Warrants	Aggregate Purchase Price
Larry J. Lenhart	450,000	$450,000
Samuel L. Schwerin	656,250	$656,250
Daniel L. Burstein	656,250	$656,250
Jon Lambert	248,611	$248,611
Ashanti Capital Partners, LLC	525,000	$525,000
Gordon E. Eubanks, Jr.	525,000	$525,000
Dale Kutnick	328,125	$328,125
S&B Investment Management Group, LLC	248,264	$248,264
Edward Fenster	112,500	$112,500

Total:	3,750,000	$3,750,000